Exhibit 3.102

CERTIFICATE OF FORMATION

OF

HIGH SIERRA WATER—EAGLE FORD, LLC

This Certificate of Formation of HIGH SIERRA WATER-EAGLE FORD, LLC (the “Company”), dated September 12, 2012, is being duly executed and filed by Courtney M.W. Tygesson, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et. seq.).

FIRST. The name of the limited liability company formed hereby is “HIGH SIERRA WATER-EAGLE FORD, LLC”.

SECOND. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD. The name and address of the registered agent for service of process of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Courtney M .W. Tygesson
By:	Courtney M .W. Tygesson
Title:	Authorized Person